UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Technology Drive, San Jose, California 95110

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, on January 5, 2011, Atheros Communications, Inc., a Delaware corporation (“Atheros”), Qualcomm Incorporated, a Delaware corporation (“Qualcomm”), and T Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Qualcomm (“Merger Sub”), entered into an Agreement and Plan of Merger, pursuant to which Merger Sub will be merged with and into Atheros with Atheros surviving the merger as a wholly owned subsidiary of Qualcomm (the “Merger”).

As of May 19, 2011, Atheros and Qualcomm have received the regulatory approvals necessary to complete the Merger.

Note on Forward-Looking Statements

Certain statements in this filing including, but not limited to, statements regarding the expected timing of the completion of the Merger, and any statements of assumptions underlying the foregoing, are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the possibility that various closing conditions to the Merger may not be satisfied or waived and the risks detailed from time to time in the reports Atheros files with the Securities and Exchange Commission including Atheros’ Form 10-K for the year ended December 31, 2010, as amended, and Form 10-Q for the quarter ended March 31, 2011. Copies of reports Atheros filed with the SEC are posted on its Web site and are available from Atheros without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Atheros disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2011	ATHEROS COMMUNICATIONS, INC.

	By:	/s/ Jack R. Lazar
Jack R. Lazar
Chief Financial Officer and
Senior Vice President of Corporate Development

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